Exhibit 99.1

155 North Lake Avenue 91101
PO Box 7084
Pasadena, California 91109-7084
1.626.578.3500 Fax 1.626.578.7144
Press Release

FOR IMMEDIATE RELEASE	April 28, 2015

For additional information contact:

Kevin C. Berryman
Executive Vice President and Chief Financial Officer
626.578.3505

Jacobs Engineering Group Inc. Reports Earnings for the Second Quarter of Fiscal 2015
PASADENA, CALIF - Jacobs Engineering Group Inc. (NYSE:JEC) announced today its financial results for the second quarter of fiscal 2015 ended March 27, 2015.
Second Quarter Fiscal 2015 Highlights:

•	Net earnings of $82.0 million, and adjusted net earnings of $91.6 million (adjusted to exclude the impact of the restructuring activities discussed below);

•	Diluted EPS of $0.64, adjusted diluted EPS of $0.72;

•	Backlog at March 27, 2015 of $18.9 billion; and,

•	Repurchase of 3.3 million shares of common stock for $140.5 million.

Jacobs reported today GAAP net earnings of $82.0 million, or $0.64 per diluted share, on revenues of $2.9 billion for its second quarter of fiscal 2015 ended March 27, 2015. This compares to net earnings of $83.5 million, or $0.63 per diluted share, on revenues of $3.2 billion for the second quarter of fiscal 2014 ended March 28, 2014.

Included in the company's results of operations for the second quarter of fiscal 2015 are the after tax costs and expenses related to certain restructuring activities totaling $9.6 million, or $0.08 per diluted share.

Jacobs also announced continued strength in total backlog of $18.9 billion at March 27, 2015, including a technical professional services component of $12.6 billion. This is up approximately 2.5% from total backlog and up approximately 0.4% from technical professional services backlog of $18.4 billion and $12.6 billion, respectively, at March 28, 2014.

Commenting on the results for the second quarter, Jacobs Executive Chairman Noel Watson stated, “Strong sales in our second quarter are reflected in our backlog, which remains at near record levels. Our diversification remains a clear benefit: many of our end-markets continue to be robust, offsetting the

Exhibit 99.1

current headwinds caused by energy and commodity prices. We continue to be cautious in our short-term outlook and remain confident in the long-term growth potential of our global business.”

Mr. Watson added, “Our strong executive leadership team is fully committed to delivering value to our customers and our shareholders."

Commenting on the Company’s earnings outlook for the remainder of fiscal 2015, Jacobs Chief Financial Officer Kevin Berryman stated, “Continued headwinds in certain end-markets cause us to remain cautious in our outlook. Our updated guidance for adjusted EPS is now a range of $2.90 to $3.20 for fiscal year 2015. Included in our outlook is our restructuring effort which is critical to drive continued improvements in our cost effectiveness, so that we are able to deliver strong profitable growth as our backlog converts to future revenue growth.”

Jacobs is hosting a conference call at 11:00 a.m. Eastern Time on Tuesday, April 28, 2015, which it is webcasting live on the internet at www.jacobs.com.

Jacobs is one of the world's largest and most diverse providers of technical professional and construction services.

Statements made in this press release that are not based on historical fact are forward-looking statements. Although such statements are based on management's current estimates and expectations, and currently available competitive, financial, and economic data, forward-looking statements are inherently uncertain, and you should not place undue reliance on such statements as actual results may differ materially. We caution the reader that there are a variety of risks, uncertainties and other factors that could cause actual results to differ materially from what is contained, projected or implied by our forward-looking statements. For a description of some of the factors that may occur that could cause actual results to differ from our forward-looking statements see our Annual Report on Form 10-K for the period ended September 26, 2014, and in particular the discussions contained under Item 1 - Business; Item 1A - Risk Factors; Item 3 - Legal Proceedings; and Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations, as well as the Company’s other filings with the Securities and Exchange Commission. We also caution the readers of this release that we do not undertake to update any forward-looking statements made herein.

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Exhibit 99.1

Financial Highlights:
Results of Operations (in thousands, except per-share data):

	Three Months Ended		Six Months Ended
	March 27, 2015	March 28, 2014	March 27, 2015	March 28, 2014
Revenues	$2,903,332	$3,176,033	$6,090,337	$6,244,924
Costs and Expenses:
Direct costs of contracts	(2,412,388)	(2,659,480)	(5,079,947)	(5,274,678)
Selling, general, and administrative expenses	(357,899)	(394,119)	(719,122)	(702,764)
Operating Profit	133,045	122,434	291,268	267,482
Other Income (Expense):
Interest income	1,580	3,004	3,856	4,801
Interest expense	(4,548)	(5,116)	(9,866)	(4,925)
Gain on sale of intellectual property, net	—	12,147	—	12,147
Miscellaneous expense, net	(1,115)	(75)	(1,601)	(190)
Total other income (expense), net	(4,083)	9,960	(7,611)	11,833
Earnings Before Taxes	128,962	132,394	283,657	279,315
Income Tax Expense	(40,852)	(41,594)	(89,352)	(89,565)
Net Earnings of the Group	88,110	90,800	194,305	189,750
Net Earnings Attributable to Noncontrolling Interests	(6,143)	(7,340)	(12,259)	(12,558)
Net Earnings Attributable to Jacobs	$81,967	$83,460	$182,046	$177,192
Earnings Per Share (“EPS”):
Basic	$0.65	$0.64	$1.43	$1.36
Diluted	$0.64	$0.63	$1.42	$1.34

Weighted Average Shares Used to Calculate EPS:
Basic	125,992	130,384	127,283	130,254
Diluted	127,166	132,579	128,530	132,382

Other Operational Information (in thousands):

	Three Months Ended		Six Months Ended
	March 27, 2015	March 28, 2014	March 27, 2015	March 28, 2014
Revenues by Major Component:
Technical professional services	$1,862,068	$1,871,087	$3,794,592	$3,544,498
Field services	1,041,264	1,304,946	2,295,745	2,700,426
Total	$2,903,332	$3,176,033	$6,090,337	$6,244,924

Depreciation (pre-tax)	$25,149	$25,368	$51,155	$45,017
Amortization of Intangibles (pre-tax)	$12,554	$13,051	$25,535	$21,688
Pass-Through Costs Included in Revenues	$615,336	$700,558	$1,322,166	$1,452,581

Capital Expenditures	$(25,402)	$(29,004)	$(59,177)	$(66,952)

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Exhibit 99.1

Selected Balance Sheet and Backlog Information (in thousands):

	March 27, 2015	March 28, 2014
Balance Sheet Information:
Cash and cash equivalents	$464,950	$691,256
Working capital	1,411,412	1,665,970
Total debt	755,426	996,337
Total Jacobs stockholders' equity	$4,368,638	$4,419,479

Backlog Information:
Technical professional services	$12,601,209	$12,554,921
Field services	6,265,784	5,857,692
Total	$18,866,993	$18,412,613

Non-U.S. GAAP Financial Measures:

The first table below reconciles certain elements of the Company's results of operations excluding the 2015 Restructuring, to its U.S GAAP results of operations, for the second quarter of fiscal 2015. The second table below reconciles certain elements of the Company's results of operations excluding certain project issues in Europe, unusual impacts of holidays and weather events, SKM related items, and the gain associated with the sale of VCM technology assets for the second quarter of fiscal 2014. Although such information is non-GAAP in nature, it is presented because management believes it provides a better view of the Company’s operating results to investors to assess the Company’s performance and operating trends.

	U.S. GAAP	Effects of 2015 Restructuring	Without 2015 Restructuring
Consolidated pre-tax earnings (loss)	$128,962	$(14,038)	$143,000
Tax (expense) benefit	(40,852)	4,422	(45,274)
Net earnings of the Group	88,110	(9,616)	97,726
Non-controlling interests	(6,143)	—	(6,143)
Net earnings of Jacobs	$81,967	$(9,616)	$91,583
Diluted earnings (loss) per share	$0.64	$(0.08)	$0.72

	U.S. GAAP	Effects of 2014 Events	Without 2014 Events
Consolidated pre-tax earnings (loss)	$132,394	$(38,573)	$170,967
Tax (expense) benefit	(41,594)	12,699	(54,293)
Net earnings of the Group	90,800	(25,874)	116,674
Non-controlling interests	(7,340)	—	(7,340)
Net earnings of Jacobs	83,460	(25,874)	109,334
Diluted earnings (loss) per share	$0.63	$(0.19)	$0.82

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